As filed with the Securities and Exchange Commission on January 16, 2008

Registration No. 333-127168

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	98-0108989
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4 Greenway Plaza

Houston, Texas 77046

(713) 232-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric B. Brown

Senior Vice President and General Counsel

Transocean Inc.

4 Greenway Plaza

Houston, Texas 77046

(713) 232-7500

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Gene J. Oshman

John D. Geddes

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-127168) shall become effective in accordance with Section 8(c) of the Securities Act of 1933 on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c), may determine.

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 filed on August 4, 2005 (Registration No. 333-127168), as amended by Amendment No. 1 filed on August 11, 2005 (as thereby amended, the “Registration Statement”), of GlobalSantaFe Corporation (“GlobalSantaFe”).  The Registration Statement was declared effective by the Securities and Exchange Commission on August 15, 2005.  The Registration Statement registered $1,000,000,000 of senior debt securities, subordinated debt securities, ordinary shares, preference shares, depositary shares, warrants and securities purchase contracts and units (collectively, the “Securities”).  Pursuant to the Registration Statement, 20,000,000 ordinary shares were issued and sold at an aggregate offering price to the public of $980,000,000.  On November 27, 2007, GlobalSantaFe merged with Transocean Worldwide Inc. by way of a scheme of arrangement under Cayman Islands law, with Transocean Worldwide Inc. as the surviving entity.  As a result of the merger, GlobalSantaFe ceased to exist as a separate legal entity and has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.  In accordance with the undertaking of GlobalSantaFe in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the $20,000,000 aggregate principal amount of Securities not heretofore sold pursuant to the Registration Statement.  The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on January 16, 2008.

TRANSOCEAN WORLDWIDE INC.
(successor to GlobalSantaFe Corporation)

By:	/s/ Eric B. Brown
Eric B. Brown
Senior Vice President and General Counsel